EXHIBIT 5.01

[On Fenwick & West LLP Letterhead]

November 15, 2007

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-145742 (the “Registration Statement”) filed by Kana Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 28, 2007 in connection with the registration under the Securities Act of 1933, as amended, of the proposed issuance and sale, from time to time, by the Company of up to Eight Million (8,000,0000) shares of its common stock, par value $0.001 per share (the “Stock”).

The Company currently proposes to sell up to an aggregate of Four Million (4,000,000) shares (the “Takedown Shares”) of Stock under the Registration Statement (the “Offering”) to certain investors, which Stock will be offered by the Company’s exclusive placement agent, Roth Capital Partners, LLC (the “Placement Agent”) pursuant to that certain Placement Agency Agreement (the “Agreement”) dated November 15, 2007, by and between the Company and the Placement Agent.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 24, 1999 and certificates of amendment thereto filed with the Delaware Secretary of State on April 18, 2000, June 29, 2001, December 11, 2001 and November 21, 2005;

(2)	the Company’s Amended and Restated Bylaws, as amended on October 12, 2001;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the base prospectus comprising part of the Registration Statement (the “Base Prospectus”), supplemented by the prospectus supplement applicable to the Offering (“Prospectus Supplement”);

(5)	the minutes of a meeting of the Company’s Board of Directors (the “Board”) held on November 7, 2007, which include resolutions establishing a pricing committee of the Board (the “Pricing Committee”) and authorizing the issuance of the Takedown Shares in an amount and at a price determined by the Pricing Committee;

Kana Software, Inc.

November 15, 2007

(6)	the minutes of a meetings of the Pricing Committee held on November 15, 2007, which include resolutions approving the terms of the Offering, including the number of Takedown Shares to be offered and the price per share at which such Takedown Shares are to be offered in the Offering;

(7)	a statement from the Company as of October 31, 2007 and November 14, 2007 as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and equity incentive plans and all other plans, agreements or rights as of those dates;

(8)	the stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of October 31, 2007 and November 14, 2007);

(9)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”);

(10)	the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”);

(11)	the Agreement;

(12)	the form of Subscription Agreement under which the Takedown Shares are to be sold to certain investors (the “Subscription Agreement”); and

(13)	the form of certificate representing shares of Common Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that, if and to the extent that the Takedown Shares are issued in certificated form, the certificates representing the Takedown Shares will be, when issued, in the form of the certificate reviewed by us and properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the

Kana Software, Inc.

November 15, 2007

information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Takedown Shares, there will not have occurred any change in law affecting the validity of the Takedown Shares.

This opinion is limited to such California state and United States of America federal laws or statutes, the General Corporation Law of the State of Delaware as in effect on the date hereof, rules or regulations of any California State and United States of America federal courts or arbitrators or governmental or regulatory authorities, or consents, approvals, authorizations, orders, registrations or qualifications of or with any United States federal or California State court, arbitrator, administrative agency or governmental or regulatory authority, as in our experience are generally applied to transactions of the type provided for in the Agreement and the Subscription Agreement. We express no opinion herein with respect to any other laws or to the application of the laws of any other jurisdiction. Additionally, we disclaim any opinion as to the application of any law of any city, county or other local subdivision of the States of California and Delaware. We have made no inquiry into, and express no opinion with respect to, any statutes, rules, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions provided for in the Agreement and the Subscription Agreement of non-compliance under any such statutes, rules, regulations, treaties or common law. The opinions expressed herein are qualified by, and are subject to, and we express no opinion with respect to, compliance by the Company or the Underwriter with any state or foreign “blue sky” statute, rule or regulation in connection with the issuance and sale of the Securities pursuant to the Agreement and the Subscription Agreement.

Based upon the foregoing, it is our opinion that the Takedown Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Base Prospectus, and Prospectus Supplement and pursuant to the terms of the Agreement and the Subscription Agreement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Base Prospectus and Prospectus Supplement constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Takedown Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

[Signature page follows]

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David K. Michaels
David K. Michaels, a Partner